Exhibit 99.1

Marin Software Announces First Quarter 2018 Financial Results

San Francisco, CA (May 10, 2018) – Marin Software Incorporated (NYSE: MRIN), a leading provider of cross-channel, cross-device, enterprise marketing software for advertisers and agencies, today announced financial results for the first quarter ended March 31, 2018.

“Our growth in cross-channel revenue during Q1 demonstrates the appeal for an open, independent approach to digital advertising,” said Chris Lien, Chief Executive Officer of Marin Software. “Our new platform, which launches this summer, will help advertisers drive performance in a world where Google, Facebook and increasingly Amazon, dominate.”

First Quarter 2018 Business and Product Release Highlights:

•	Onboarded first customers advertising on Amazon, including a multinational pharmaceutical corporation and a leading consumer electronics and technology company.
•	Upgraded Marin Bidding to automatically calculate audience bid multipliers based on campaign performance, driving greater ad spend efficiency for advertisers.
•	Developed a tool to automatically create a video slideshow ad from top-performing products, helping to drive increased engagement on social advertising.
•	Expanded offerings for social travel advertisers by supporting trip consideration and broad audiences for Facebook’s Dynamic Ads for Travel.
•	Debuted customizable cross-channel dashboards, providing advertisers with access to all key search and social campaign metrics in a single view.
•	Launched Unified Reporting, allowing advertisers to see all campaigns in a single grid across search and social publishers for better cross-channel alignment.
•	Added support for Twitter Website Video Cards, providing advertisers another outlet for delivering engaging video content.
•	Added support for Facebook offer ads where advertisers can create and track promotions. Marin’s proprietary Offer Library makes it easier to launch and reuse offers at scale.

First Quarter 2018 Financial Updates:

•	Net revenues totaled $15.4 million, a year-over-year decrease of 24%, when compared to $20.3 million in the first quarter of 2017.
•

GAAP loss from operations was ($9.1) million, resulting in a GAAP operating margin of (59%), compared to a GAAP loss from operations of ($6.0) million and a GAAP operating margin of (29%) for the first quarter of 2017. Non-GAAP loss from operations was ($6.0) million, resulting in a non-GAAP operating margin of (39%), as compared to a non-GAAP loss from operations of ($3.2) million and a non-GAAP operating margin of (16%) for the first quarter of 2017.

•	Cash, cash equivalents and restricted cash totaled $23.3 million as of March 31, 2018, as compared to $28.8 million as of December 31, 2017.
•

During January 2018, initiated an organizational restructuring plan designed to reduce operating expenses and better align the Company’s efforts to return to growth. This restructuring plan is expected to result in annualized cost savings of $6.0 million to $7.0 million going forward. In connection, the Company incurred $0.9 million in restructuring related expenses during the first quarter of 2018, consisting primarily of employee severance costs.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading "Non-GAAP Financial Measures."

Financial Outlook:

Marin is providing guidance for its second quarter of 2018 as follows:

Forward-Looking Guidance
In millions

	Range of Estimate
	From	To
Three Months Ending June 30, 2018
Revenues, net	$13.5	$14.0
Non-GAAP loss from operations	(6.7)	(6.2)

Non-GAAP loss from operations excludes the effects of stock-based compensation, amortization of internally developed software, intangible assets and deferred costs to obtain and fulfill contracts, impairment of goodwill and long-lived assets, non-recurring costs associated with restructurings, capitalization of internally developed software and deferral of costs to obtain and fulfill contracts.

Additionally, the Company does not reconcile its forward-looking non-GAAP loss from operations, due to variability between revenues and non-cash items such as stock-based compensation. The GAAP loss from operations includes stock-based compensation expense, which is affected by hiring and retention needs, as well as the future price of Marin’s stock. As a result, a reconciliation of the forward-looking non-GAAP financial measures to the corresponding GAAP measures cannot be made without unreasonable effort.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the Company’s financial results for the quarter ended March 31, 2018, and its outlook for the future. To access the call, please dial (877) 705-6003 in the United States or (201) 493-6725 internationally with reference to the company name and conference title. A live webcast of the conference call will be accessible at http://public.viavid.com/index.php?id=129324. Following the completion of the call through 11:59 p.m. Eastern Time on May 17, 2018, a recorded replay will be available for replay on the Company’s website at: http://investor.marinsoftware.com/ and a telephone replay will be available by dialing (844) 512-2921 in the United States or (412) 317-6671 internationally with the recording access code 13678855.

About Marin Software

Marin Software Incorporated’s (NYSE: MRIN) mission is to give advertisers the power to drive higher efficiency, effectiveness, and transparency in their paid marketing programs that run on the world’s largest publishers. Marin provides industry leading enterprise marketing software for advertisers and agencies to measure, manage, and optimize billions of dollars in annualized ad spend across the web and mobile devices. Offering a SaaS advertising management platform for search, social, and display advertising, Marin helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin to create, target, and convert precise audiences based on recent buying signals from users’ search, social, and display interactions. Headquartered in San Francisco, with offices in eight countries, Marin’s technology powers marketing campaigns around the globe. For more information about Marin Software, please visit: http://www.marinsoftware.com.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP expenses, measures and net loss per share. Marin defines non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation, amortization of internally developed software, intangible assets and deferred costs to obtain and fulfill contracts, impairment of goodwill and long-lived assets, non-cash expenses related to debt agreements, non-recurring costs associated with restructurings, capitalization of internally developed software and deferral of costs to obtain and fulfill contracts. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding.

Adjusted EBITDA. Marin defines Adjusted EBITDA as net loss, adjusted for stock-based compensation expense, depreciation, amortization of internally developed software, intangible assets and deferred costs to obtain and fulfill contracts, capitalization of internally developed software, deferral of costs to obtain and fulfill contracts, impairment of goodwill and long-lived assets, provision for income taxes, other income or expenses, net and non-recurring costs associated with restructurings. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflects an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, expectations about our ability to return to growth, impact of investments in product and technology on future operating results, progress on product development efforts, product capabilities and future financial results, including its outlook for the second quarter of 2018. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; delays in the release of updates to our product platform or new features; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; inability to adequately forecast our future revenues, expenses, Adjusted EBITDA, cash flows or other financial metrics; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; progress in our efforts to update our software platform; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform including those resulting from any updates we introduce to our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of May 10, 2018. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Investor Relations, Marin Software

ir@marinsoftware.com

Media Contact:

Wesley MacLaggan

Marketing, Marin Software

(415) 399-2586

press@marinsoftware.com

Marin Software Inc.
Condensed Consolidated Balance Sheets
(On a GAAP basis)

	March 31,	December 31,
(Unaudited; in thousands, except par value)	2018	2017
Assets
Current assets
Cash and cash equivalents	$21,983	$27,544
Restricted cash	1,293	1,293
Accounts receivable, net	11,000	12,237
Prepaid expenses and other current assets	5,652	3,989
Total current assets	39,928	45,063
Property and equipment, net	14,579	15,559
Goodwill	16,816	16,768
Intangible assets, net	3,785	4,475
Other non-current assets	2,357	1,504
Total assets	$77,465	$83,369
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,762	$2,826
Accrued expenses and other current liabilities	8,474	10,474
Capital lease obligations	1,438	1,416
Total current liabilities	12,674	14,716
Capital lease obligations, non-current	1,347	1,687
Other long-term liabilities	4,158	4,183
Total liabilities	18,179	20,586
Stockholders’ equity
Common stock, $0.001 par value	6	6
Additional paid-in capital	292,099	291,163
Accumulated deficit	(232,581)	(227,704)
Accumulated other comprehensive loss	(238)	(682)
Total stockholders’ equity	59,286	62,783
Total liabilities and stockholders’ equity	$77,465	$83,369

Marin Software Inc.
Condensed Consolidated Statements of Operations
(On a GAAP basis)

	Three Months Ended March 31,
(Unaudited; in thousands, except per share data)	2018	2017
Revenues, net	$15,402	$20,333
Cost of revenues	7,572	8,324
Gross profit	7,830	12,009
Operating expenses
Sales and marketing	7,381	6,676
Research and development	6,155	7,138
General and administrative	3,377	4,177
Total operating expenses	16,913	17,991
Loss from operations	(9,083)	(5,982)
Other income, net	295	262
Loss before provision for income taxes	(8,788)	(5,720)
Provision for income taxes	(324)	(406)
Net loss	$(9,112)	$(6,126)
Net loss per common share, basic and diluted	$(1.59)	$(1.10)
Weighted-average shares outstanding, basic and diluted	5,736	5,583

Marin Software Inc.
Condensed Consolidated Statements of Cash Flows
(On a GAAP basis)

	Three Months Ended March 31,
(Unaudited; in thousands)	2018	2017
Operating activities
Net loss	$(9,112)	$(6,126)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	798	1,336
Amortization of internally developed software	957	788
Amortization of intangible assets	690	730
Amortization of deferred costs to obtain and fulfill contracts	605	—
Unrealized foreign currency losses (gains)	24	(12)
Non-cash interest expense related to debt agreements	—	6
Stock-based compensation related to equity awards and restricted stock	1,028	1,842
(Recovery from) provision for bad debts	(214)	416
Changes in operating assets and liabilities
Accounts receivable	1,451	2,439
Prepaid expenses and other assets	(482)	(1,417)
Accounts payable	(48)	(49)
Accrued expenses and other current liabilities	(620)	(574)
Net cash used in operating activities	(4,923)	(621)
Investing activities
Purchases of property and equipment	(98)	(169)
Capitalization of internally developed software	(693)	(543)
Net cash used in investing activities	(791)	(712)
Financing activities
Repayments of capital lease obligations	(318)	(249)
Employee taxes paid for withheld shares upon equity award settlement	(26)	(156)
Proceeds from employee stock purchase plan, net	78	136
Net cash used in financing activities	(266)	(269)
Effect of foreign exchange rate changes on cash and cash equivalents and restricted cash	419	181
Net decrease in cash and cash equivalents and restricted cash	(5,561)	(1,421)
Cash and cash equivalents and restricted cash
Beginning of period	28,837	35,713
End of period	$23,276	$34,292

Marin Software Inc.
Reconciliation of GAAP to Non-GAAP Expenses

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands)	2017	2017	2017	2017	2017	2018
Sales and Marketing (GAAP)	$6,676	$6,710	$6,630	$6,920	$26,936	$7,381
Less Stock-based compensation	(212)	(200)	(197)	(218)	(827)	(240)
Less Amortization of intangible assets	(223)	(222)	(216)	(216)	(877)	(213)
Less Amortization of deferred costs to obtain contracts	—	—	—	—	—	(432)
Less Restructuring related expenses	—	—	—	—	—	(497)
Plus Deferral of costs to obtain contracts	—	—	—	—	—	257
Sales and Marketing (Non-GAAP)	$6,241	$6,288	$6,217	$6,486	$25,232	$6,256
Research and Development (GAAP)	$7,138	$6,646	$6,672	$6,108	$26,564	$6,155
Less Stock-based compensation	(996)	(318)	(326)	(356)	(1,996)	(339)
Less Amortization of intangible assets	(247)	(244)	(239)	(239)	(969)	(237)
Less Restructuring related expenses	—	—	—	—	—	(115)
Plus Capitalization of internally developed software	543	413	442	670	2,068	693
Research and Development (Non-GAAP)	$6,438	$6,497	$6,549	$6,183	$25,667	$6,157
General and Administrative (GAAP)	$4,177	$3,945	$3,920	$4,402	$16,444	$3,377
Less Stock-based compensation	(323)	(248)	(234)	(254)	(1,059)	(245)
Less Amortization of intangible assets	(13)	(10)	(5)	(5)	(33)	(3)
Less Restructuring related expenses	—	—	—	—	—	(111)
General and Administrative (Non-GAAP)	$3,841	$3,687	$3,681	$4,143	$15,352	$3,018

Marin Software Inc.
Reconciliation of GAAP to Non-GAAP Measures

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands)	2017	2017	2017	2017	2017	2018
Gross Profit (GAAP)	$12,009	$10,535	$9,968	$9,959	$42,471	$7,830
Plus Stock-based compensation	311	152	166	193	822	204
Plus Amortization of internally developed software	788	867	1,016	998	3,669	957
Plus Amortization of intangible assets	247	245	240	239	971	237
Plus Amortization of deferred costs to fulfill contracts	—	—	—	—	—	173
Plus Restructuring related expenses	—	—	—	—	—	139
Less Deferral of costs to fulfill contracts	—	—	—	—	—	(115)
Gross Profit (Non-GAAP)	$13,355	$11,799	$11,390	$11,389	$47,933	$9,425
Operating Loss (GAAP)	$(5,982)	$(9,563)	$(7,254)	$(7,471)	$(30,270)	$(9,083)
Plus Impairment of goodwill	—	2,797	—	—	2,797	—
Plus Stock-based compensation	1,842	918	923	1,021	4,704	1,028
Plus Amortization of internally developed software	788	867	1,016	998	3,669	957
Plus Amortization of intangible assets	730	721	700	699	2,850	690
Plus Amortization of deferred costs to fulfill contracts	—	—	—	—	—	173
Plus Amortization of deferred costs to obtain contracts	—	—	—	—	—	432
Plus Restructuring related expenses	—	—	—	—	—	862
Less Capitalization of internally developed software	(543)	(413)	(442)	(670)	(2,068)	(693)
Less Deferral of costs to fulfill contracts	—	—	—	—	—	(115)
Less Deferral of costs to obtain contracts	—	—	—	—	—	(257)
Operating Loss (Non-GAAP)	$(3,165)	$(4,673)	$(5,057)	$(5,423)	$(18,318)	$(6,006)
Net Loss (GAAP)	$(6,126)	$(10,545)	$(7,549)	$(7,271)	$(31,491)	$(9,112)
Plus Impairment of goodwill	—	2,797	—	—	2,797	—
Plus Stock-based compensation	1,842	918	923	1,021	4,704	1,028
Plus Amortization of internally developed software	788	867	1,016	998	3,669	957
Plus Amortization of intangible assets	730	721	700	699	2,850	690
Plus Amortization of deferred costs to fulfill contracts	—	—	—	—	—	173
Plus Amortization of deferred costs to obtain contracts	—	—	—	—	—	432
Plus Non-cash expenses related to debt agreements	6	7	2	—	15	—
Plus Restructuring related expenses	—	—	—	—	—	862
Less Capitalization of internally developed software	(543)	(413)	(442)	(670)	(2,068)	(693)
Less Deferral of costs to fulfill contracts	—	—	—	—	—	(115)
Less Deferral of costs to obtain contracts	—	—	—	—	—	(257)
Net Loss (Non-GAAP)	$(3,303)	$(5,648)	$(5,350)	$(5,223)	$(19,524)	$(6,035)

Marin Software Inc.
Calculation of Non-GAAP Earnings Per Share

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands, except per share data)	2017	2017	2017	2017	2017	2018
Net Loss (Non-GAAP)	$(3,303)	$(5,648)	$(5,350)	$(5,223)	$(19,524)	$(6,035)
Weighted-average shares outstanding, basic and diluted	5,583	5,640	5,651	5,677	5,638	5,736
Non-GAAP net loss per common share, basic and diluted	$(0.59)	$(1.00)	$(0.95)	$(0.92)	$(3.46)	$(1.05)

Marin Software Inc.
Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands)	2017	2017	2017	2017	2017	2018
Net Loss	$(6,126)	$(10,545)	$(7,549)	$(7,271)	$(31,491)	$(9,112)
Depreciation	1,336	1,263	1,149	1,010	4,758	798
Amortization of internally developed software	788	867	1,016	998	3,669	957
Amortization of intangible assets	730	721	700	699	2,850	690
Amortization of deferred costs to obtain and fulfill contracts	—	—	—	—	—	605
Provision for income taxes	406	419	151	31	1,007	324
Impairment of goodwill	—	2,797	—	—	2,797	—
Stock-based compensation	1,842	918	923	1,021	4,704	1,028
Capitalization of internally developed software	(543)	(413)	(442)	(670)	(2,068)	(693)
Deferral of costs to obtain and fulfill contracts	—	—	—	—	—	(372)
Restructuring related expenses	—	—	—	—	—	862
Other (income) expenses, net	(262)	563	144	(231)	214	(295)
Adjusted EBITDA	$(1,829)	$(3,410)	$(3,908)	$(4,413)	$(13,560)	$(5,208)